UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

GLOBAL BLOCKCHAIN ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41381	87-2045077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6555 Sanger Road, Suite 200

Orlando, Florida 32827

(Address of principal executive offices and zip code)

(407) 720-9250

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GBBK	The NASDAQ Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	GBBKW	The NASDAQ Stock Market LLC
Rights, each entitling the holder to receive one-tenth of one share of common stock	GBBKR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.

On November 11, 2024, Fourcore Capital, Inc. (f/k/a Cardea Corporate Holdings), a Georgia corporation (“Fourcore”) terminated that certain Agreement and Plan of Merger, dated August 17, 2023 (the “Merger Agreement”), by and among Global Blockchain Acquisition Corp., a Delaware corporation (the “Company”), GB Merger Sub Inc., a Georgia corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Fourcore, Dr. Max Hooper, an individual, in the capacity as representative for the Company and its subsidiaries (the “Purchaser Representative”), and Jordan Waring, an individual, in the capacity as the representative for shareholders of Cardea (the “Seller Representative”).

Item 5.01. Changes in Control of Registrant.

On November 13, 2024, Global Blockchain Sponsor, LLC (the “GBS”), and Fourcore, entered into a Note Purchase agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, among other things, the GBS transferred to the Purchaser (i) an aggregate of 4,312,500 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”); (ii) and 6,812,500 warrants (the “Warrants” and together with the Common Stock, the “Securities”) to purchase shares of the Company’s common stock at an exercise price of $11.50.

As a result of the purchase of Securities pursuant to the Purchase Agreement transactions, Fourcore holds 79.2% of the outstanding shares of the Company’s common stock. In consideration for the Securities purchased pursuant to the Purchase Agreement, Fourcore issued promissory notes with an aggregate face value of $44,000,000.

Concurrent with the execution of the Purchase Agreement, Fourcore executed a joinder agreement to become a party to that certain letter agreement, dated May 9, 2022, originally entered into in connection with the Company’s initial public offering (“IPO”), among the Company, GBS and certain equity holders of the Company.

The Purchase Agreement did not provide for, and the Company does not expect, a change in the majority of the board of directors of the Company or any change to the officers of the Company as a result of the transactions described herein.

The foregoing descriptions of the Purchase Agreement and related agreements and transactions do not purport to be complete, are qualified in their entirety by reference to the full text of the applicable agreements.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information included in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03 to the extent required herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously announced, on November 5, 2024, the Company convened a special meeting of Stockholders (the “Meeting”) and adjourned the Meeting until November 8, 2024 without any business being conducted. On November 8, 2024, the Company reconvened and held the Meeting, at which the Company’s stockholder of record voted on the proposals set forth below, each of which is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2024, which was first mailed by the Company to its stockholders on or about October 25, 2024.

As of October 8, 2024, the record date for the Meeting, there were 7,191,880 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company issued and outstanding and entitled to vote at the Meeting. A total of 4,988,534 shares of the Common Stock, representing approximately 90.6% of the issued and outstanding shares of the Common Stock, were present in person by virtual attendance or represented by proxy at the Meeting, constituting a quorum for the Meeting. The final voting results for each proposal submitted to the stockholders of record of the Company at the Meeting are included below.

Each of the proposals described below was approved by the Company’s stockholders of record. In connection with the proposal to amend the Company’s amended and restated certificate of incorporation, 61,086 shares of the Company’s common stock were redeemed (the “Redemption”), with 5,447,267 shares of Common Stock remaining outstanding after the Redemption; 684,767 shares of Common Stock remaining outstanding after the Redemption are shares issued in connection with our initial public offering (the “Public Shares”). Our public stockholders will continue to have the opportunity to redeem all or a portion of their Public Shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount on deposit in the trust account as of two business days prior to the vote to approve the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding Public Shares, subject to the limitations described herein.

If we are unable to complete an initial business combination on or before November 12, 2024, as extended monthly for up to nine additional months at the election of the Company and only upon contribution of $0.05 per outstanding Public Share per month, ultimately until as late as August 12, 2025 (unless the stockholders approve a further amendment to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Set forth below are the final voting results for the proposals:

Proposal 1:

A proposal to amend the Company’s amended and restated certificate of incorporation, which we refer to as the “charter”, to extend the date by which the Company must consummate a business combination or, if it fails to do so, cease its operations and redeem or repurchase 100% of the shares of the Company’s common stock issued in the Company’s initial public offering, from November 12, 2024, monthly for up to nine additional months at the election of the Company and only upon the monthly contribution of $0.05 per outstanding public share, ultimately until as late as August 12, 2025.

For	Against	Abstentions
4,975,436	0	0

Proposal 2:

A proposal to approve the amendment to the Investment Management Trust Agreement, dated May 9, 2022, by and between the Company and Continental Stock Transfer & Company, to authorize the extension subject to Proposal 1 above and its implementation by the Company.

For	Against	Abstentions
4,975,436	0	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Amended and Restated Certificate of Incorporation of Global Blockchain Acquisition Corporation, dated November 8, 2024
10.1	Form of Amendment to the Investment Management Trust Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Blockchain ACQUISITION CORP.

Date: November 15, 2024	By:	/s/ Max Hooper
	Name:	Max Hooper
	Title:	Chief Executive Officer

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